Exhibit 99.1

MERGE HEALTHCARE
LOGO

News Release
FOR IMMEDIATE RELEASE

Melanie Gretzon
Director, Corporate Services
Merge Healthcare
414.977.4000
ir@mergehealthcare.com

Media Contact:
Beth Frost-Johnson
Senior Vice President, Marketing
Merge Healthcare
414.977.4000
bfrost@mergehealthcare.com

MERGE HEALTHCARE RECEIVES NASDAQ DEFICIENCY NOTICE RELATING TO MINIMUM BID PRICE

Milwaukee, WI, April 3, 2008 - Merge Healthcare Incorporated (NASDAQ: MRGE; TSX: MRG) (the “Company”), was notified by The Nasdaq Stock Market yesterday that it is not in compliance with Nasdaq Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”) because shares of its common stock had closed at a per share bid price of less than $1.00 for 30 consecutive business days. In accordance with Marketplace Rule 4450(e)(2), the Company will be provided with 180 calendar days, or until September 29, 2008, to regain compliance. This notification has no effect on the listing of the Company’s common stock at this time.

To regain compliance with the Minimum Bid Price Rule, the closing bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days. If the Company does not regain compliance by September 29, 2008, the Nasdaq staff will notify the Company that its common stock will be delisted. In that event and at that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel.

Alternatively, if the Company does not regain compliance with the Minimum Bid Price Rule by September 29, 2008, the Company can apply to list its common stock on The Nasdaq Capital Market if it satisfies the initial listing criteria set forth in Marketplace Rule 4310(c), other than the minimum bid price requirement. If the Company’s application is approved, the Company will be granted an additional 180 calendar days to regain compliance with the Minimum Bid Price Rule.

The Company will seek to regain compliance within this 180 day cure period and will consider alternatives to address compliance with the continued listing standards of The Nasdaq Stock Market.

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About Merge Healthcare

Merge Healthcare is a developer of medical imaging and clinical software applications and developmental tools that are on the forefront of medicine. We develop medical imaging software solutions that support end-to-end business and clinical workflow for radiology department and specialty practices, imaging centers and hospitals. Our software technologies accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of the patient experience. For additional information, visit our website at www.mergehealthcare.com.

Cautionary Notice Regarding Forward-Looking Statements

This announcement may include forward-looking statements within the meaning and subject to the protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this announcement, the words “will,” “anticipates,” “expects” and similar expressions of the future are intended to assist you in identifying such forward-looking statements. Such forward-looking statements include, among others, statements regarding the Company’s efforts to regain compliance with The Nasdaq Stock Market’s Minimum Bid Price Rule and continue the listing of its common stock on The Nasdaq Stock Market. Any number of factors could cause the actual results to differ from the results contemplated by such forward-looking statements, including, but not limited to: risks and effects of the past restatements of financial statements of the Company and other actions that may be taken or required as a result of such restatements; the Company’s ability to generate sufficient cash from operations to meet future operating, financing and capital requirements; the Company’s inability to timely file reports with the Securities and Exchange Commission; risks associated with the Company’s inability to meet the requirements of The Nasdaq Stock Market for continued listing, including possible delisting; and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. We do not have, or undertake any obligation to, publicly update, revise or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise. This announcement should be read in conjunction with the risk factors, financial information and other information contained in the filings that the Company makes and previously has made with the Securities and Exchange Commission.